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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           THE LAMSON & SESSIONS CO.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                             LAMSON & SESSIONS LOGO

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                                                                  March 18, 1999

To Our Shareholders:

     On behalf of the Board of Directors and management of Lamson & Sessions, I cordially invite you to attend the 1999 Annual Meeting of Lamson's shareholders to be held on Friday, April 23, 1999, at 9:00 a.m., local time, at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio 44113.

     At this meeting, shareholders are expected to elect three directors for a three-year term ending in the year 2002 and to amend Lamson's Nonemployee Directors Stock Option Plan.

     In addition, there will be a report on current developments in the Company and an opportunity for questions of general interest to shareholders.

     It is extremely important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and return the enclosed proxy promptly in the envelope provided.

                                            Sincerely,
                                            /s/ John B. Schulze

                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

                             LAMSON & SESSIONS LOGO

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 23, 1999

     Notice is hereby given that the Annual Meeting of Shareholders of The Lamson & Sessions Co. will be held at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio 44113, on April 23, 1999, beginning at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

     (1) The election of three directors in Class III for three-year terms expiring in the year 2002;

     (2) An amendment to Lamson's Nonemployee Directors Stock Option Plan; and

     (3) Any other business as may properly come before the Annual Meeting or any adjournment thereof.

     If you were a shareholder of record at the close of business on March 3, 1999, you are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By order of the Board of Directors.
                                            /s/ John B. Schulze

                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

March 18, 1999

                               ------------------

     IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY, USING THE RETURN ENVELOPE ENCLOSED SO THAT YOUR VOTE WILL BE COUNTED AT THE ANNUAL MEETING.

                             LAMSON & SESSIONS LOGO

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 1999

                 DATE OF THE PROXY STATEMENT -- MARCH 18, 1999

                              GENERAL INFORMATION

INFORMATION ABOUT THE ANNUAL MEETING

     Our Annual Meeting will be held on Friday, April 23, 1999, at 9:00 a.m., local time, at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio 44113.

INFORMATION ABOUT THIS PROXY STATEMENT

     We sent you this Proxy Statement and the enclosed proxy card because Lamson's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. If you own Lamson common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Lamson's Shareholder Relations Department at (216) 464-3400. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and which is designed to assist you in voting your shares. On or about March 18, 1999, we began mailing these proxy
materials to all shareholders   of record at the close of business on March 3,
1999.

PROPOSALS YOU MAY VOTE ON

     1. The election of three directors in Class III, with terms expiring in 2002; and

     2. An amendment to Lamson's Nonemployee Directors Stock Option Plan.

     The Board recommends you vote FOR each of the nominees for director and FOR the amendment to the Nonemployee Directors Stock Option Plan.

INFORMATION ABOUT VOTING

     Shareholders can vote on matters presented at the Annual Meeting in two ways:

     - By Proxy - You can vote by signing, dating and returning the enclosed proxy card. If you do this, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the amendment to the Nonemployee Directors Stock Option Plan to be presented at the meeting. If you do not indicate instructions on the card, your shares will be voted for the election of the directors and for the amendment to the Nonemployee Directors Stock Option Plan.

     - In Person - You may come to the Annual Meeting and cast your vote there.

     You may revoke your proxy at any time before it is exercised by sending a written notice of revocation to Lamson's Secretary, James J. Abel, prior to the Annual Meeting.

     Each share of Lamson common stock is entitled to one vote. As of March 15, 1999, there were 13,444,534 shares of common stock outstanding.

CUMULATIVE VOTING

     Notice that cumulative voting is desired must be given to the President, a Vice President or the Secretary of Lamson at least forty-eight hours before the Annual Meeting. At the start of the Annual Meeting, Lamson's Chairman or Secretary or the shareholder giving such notice must announce notice was given that cumulative voting is desired. If the notice is properly given, each shareholder will have the right to cumulate his or her voting power and cast all of his or her votes for one or more of the nominees. If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented thereby and by other proxies held by them so as to elect as many as possible of the three nominees for Class III.

INFORMATION REGARDING TABULATION OF THE VOTE

     Lamson's policy is that all proxies, ballots and votes tabulated at a meeting of the shareholders are confidential. Representatives of National City Bank will tabulate votes and act as Inspectors of Election at the Annual Meeting.

QUORUM REQUIREMENT

     A quorum of shareholders is necessary to hold a valid meeting. Under Lamson's Amended Code of Regulations, if shareholders holding 75% of the voting power are present in person or by proxy, a quorum will exist to elect directors at the meeting. For all other business that may be conducted at the Annual Meeting, the holders of common stock entitled to exercise two-thirds of the voting power of the Company, present in person or by proxy, shall constitute a sufficient quorum. Abstentions are counted as present for establishing a quorum but broker non-votes are not. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

     The holders of a majority of the voting power represented at the Annual Meeting, whether or not a quorum is present, may adjourn the meeting without notice other than by announcement at the meeting of the date, time and location at which the meeting will be reconvened.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

  Election of Directors

     The three nominees for directors receiving the greatest number of votes will be elected at the meeting.

  Amendment to the Nonemployee Directors Stock Option Plan

     Two-thirds of all the votes cast at the meeting will be required for the approval of the amendment to Lamson's Nonemployee Directors Stock Option Plan.

     Abstentions and broker non-votes will have no effect on the result of the vote on the two items to be presented at the meeting.

OTHER MATTERS

     The Board of Directors does not know of any other matter which will be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. Under our Code of Regulations, generally no business besides the two items discussed in this proxy may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such proposal in their discretion.

REVOCATION OF PROXY

     If you give a proxy, you may revoke it at any time before it is exercised by giving notice to Lamson's Secretary in writing prior to the Annual Meeting.

COSTS OF PROXY SOLICITATION

     Lamson will pay all the costs of soliciting these proxies. In addition to solicitation by mail, proxies may be solicited personally, by telegram, telephone or personal interview by an officer or regular employee of the Company. Lamson will also ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies, and reimburse them for expenses. In addition, Lamson has also retained Georgeson & Company, Inc. to aid in the distribution and solicitation of proxies, and has agreed to pay Georgeson a fee of approximately $6,500, plus reasonable expenses.

                INFORMATION ABOUT LAMSON COMMON STOCK OWNERSHIP

     The following table sets forth as of December 31, 1998 (except as otherwise noted), all persons we know to be "beneficial owners" of more than five percent of Lamson's common stock. This information is based on Schedule 13D and 13G reports filed with the Securities and Exchange Commission by each of the individuals or firms listed in the table below. If you wish, you may obtain these reports from the Securities and Exchange Commission.

                                                   AMOUNT AND
             NAME AND ADDRESS                       NATURE OF            PERCENT
            OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP(1)     OF CLASS
            -------------------              -----------------------    ----------
Gabelli Funds, Inc.,
GAMCO Investors, Inc.
Mario J. Gabelli
  655 Third Avenue
  New York, New York 10017                          1,683,728(2)          12.52%

David L. Babson & Co., Inc.
  One Memorial Drive
  Cambridge, Massachusetts 02142-1300               1,671,400(3)          12.43%

Farhad Fred Ebrahimi
  475 Circle Drive
  Denver, Colorado 80206                            1,421,400(4)          10.57%

Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401                      913,000(5)           6.79%

The TCW Group, Inc.
  865 South Figueroa Street
  Los Angeles, California 90017                       812,800(6)           6.05%

J&W Seligman & Co. Incorporated
  100 Park Avenue
  New York, New York 10017                            779,375(7)           5.79%

The Lamson & Sessions Co. Salaried
Employees' Retirement Plan
  25701 Science Park Drive
  Cleveland, Ohio 44122                               682,756(8)           5.07%

---------------

(1) "Beneficial Ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you "beneficially" own Lamson common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days.

(2) Mario J. Gabelli and various entities which he directly or indirectly controls and for which he acts as chief investment officer reported the ownership of such shares (as of March 12, 1997) in a Schedule 13D which was filed with the Securities and Exchange Commission on March 17, 1997.

(3) David L. Babson & Co., Inc. ("DLB"), in its capacity as investment advisor, may be deemed the beneficial owner of 1,671,400 Common Shares, which are owned by numerous investment counseling clients and which ownership is reported in a Schedule 13G which was filed with the Securities and Exchange Commission on January 21, 1999.

(4) Farhad Fred Ebrahimi reported the beneficial ownership (as of June 25, 1998) of such shares in a Schedule 13D which was filed with the Securities and Exchange Commission on October 5, 1998. The reporting person claims beneficial ownership of all such shares. During 1998, Mr. Ebrahimi filed late Forms 3 and 4 relating to six transactions involving common stock beneficially owned by him.

(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported the beneficial ownership of such shares in a Schedule 13G which was filed with the Securities and Exchange Commission on February 11, 1999. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(6) The TCW Group, Inc., formerly known as TCW Management Company, the parent holding company of Trust Company of the West (bank), TCW Asset Management Company (registered investment advisor) and TCW Funds Management, Inc. (registered investment advisor) reported the beneficial ownership of such shares in a Schedule 13G/A which was filed with the Securities and Exchange Commission on February 12, 1999. Each of the reporting persons disclaims beneficial ownership of all such shares.

(7) J&W Seligman & Co. Incorporated ("JWS") reported the ownership of such shares in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 1999. The Schedule 13G was also filed on behalf of William C. Morris, who may be deemed to control JWS.

(8) The Lamson & Sessions Co. Salaried Employees' Retirement Plan reported the ownership of such shares (as of July 8, 1998) in a Schedule 13G filed with the Securities and Exchange Commission on August 7, 1998.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

  Nominees for Directors

     The Board of Directors has ten members and is divided into three classes. Class I currently consists of four members, and Classes II and III currently consist of three members each. A single class of directors is elected by the shareholders annually for a three-year term. The terms of the following Class III directors expire at the Annual Meeting: A. Malachi Mixon, III, John C. Morley and John B. Schulze. For election as Class III directors at the meeting, the Compensation and Organization Committee has recommended, and the Board of Directors has approved, the re-nomination of Messrs. Mixon, Morley and Schulze to serve as directors for the three-year term of office which will expire at the Annual Meeting of Shareholders in the year 2002. Each director elected will serve until the term of office of the class to which he is elected expires and until the election and qualification of his successor.

     It is the intention of the persons named in the enclosed Form of Proxy to vote such proxy as specified and, if no specification is made, to vote such proxy for the election of Messrs. Mixon, Morley and Schulze as Class III directors.

     The Board of Directors has no reason to believe that the persons nominated will not be available to serve. In the event that a vacancy among such original nominees occurs prior to the Annual Meeting, shares of common stock of Lamson (the "Common Shares") represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees.

     Listed below are the names of the three nominees for election to the Board of Directors in Class III and those continuing directors in Classes I and II, who have previously been elected to terms which will expire in the year 2000 and in the year 2001, respectively. Also listed is the year in which each individual first became a director of the Company, the individual's principal occupation, information relating to the individual's beneficial ownership of Common Shares of the Company as of March 15, 1999 and certain other information, based in part on data submitted by the directors. Except for Mr. Schulze, who beneficially owns 4.63% of the Company's Common Shares, no director or nominee beneficially owns as much as one percent of the Company's Common Shares. Messrs. Abel and Allen, executive officers of the Company, beneficially own 1.44% and 1.01%, respectively, of the Company's Common Shares. All directors and officers as a group beneficially own 10.32% of the Company's Common Shares.

                      NOMINEES FOR ELECTION AT THE MEETING

          NAME, AGE                                                         YEAR FIRST  COMMON SHARES
    PRINCIPAL OCCUPATION                                                     BECAME A   BENEFICIALLY
       AND BUSINESS(1)                        OTHER DIRECTORSHIPS            DIRECTOR     OWNED(2)
    --------------------                      -------------------           ----------  -------------
CLASS III: TERM EXPIRES IN 1999
A. Malachi Mixon, III (58)           Invacare Corporation                     1990           70,575
  Chairman of the Board and          NCS Healthcare, Inc. The
  Chief Executive Officer,           Sherwin Williams Company
  Invacare Corporation               Cleveland Clinic Foundation
  (Manufacturer and
  distributor of home
  healthcare products)
John C. Morley (67)                  AMP Incorporated                         1996           10,713
  President, Evergreen               Cleveland-Cliffs, Inc.
  Ventures Ltd. (Private             Ferro Corporation
  investment company)
John B. Schulze (61)                 None                                     1984          676,200(3)
  Chairman of the Board,
  President and Chief
  Executive Officer of the
  Company

                              CONTINUING DIRECTORS

              NAME, AGE                                                 YEAR FIRST  COMMON SHARES
        PRINCIPAL OCCUPATION                                             BECAME A   BENEFICIALLY
           AND BUSINESS(1)                   OTHER DIRECTORSHIPS         DIRECTOR     OWNED(2)
        --------------------                 -------------------        ----------  -------------
CONTINUING CLASS II: TERM EXPIRES IN 2000
John C. Dannemiller (60)               Applied Industrial                 1988           37,405
  Chairman of the Board and Chief      Technologies
  Executive Officer, Applied           First Star Bank Corporation
  Industrial Technologies
  (Formerly Bearings, Inc.,
  Distributor of bearings, power
  transmission components and related
  products)
George R. Hill (57)                    None                               1990           37,350
  Senior Vice President, The Lubrizol
  Corporation (Full service supplier
  of performance chemicals to
  worldwide transportation and
  industrial markets)
D. Van Skilling (65)                   First American Financial           1989           38,683
  Chairman of the Board and Chief      Corporation
  Executive Officer, Experian          U.S. Business Bank
  Information Solutions, Inc.
  (Supplier of credit, marketing and
  real estate information and
  decision support systems)

              NAME, AGE                                                 YEAR FIRST  COMMON SHARES
        PRINCIPAL OCCUPATION                                             BECAME A   BENEFICIALLY
           AND BUSINESS(1)                   OTHER DIRECTORSHIPS         DIRECTOR     OWNED(2)
        --------------------                 -------------------        ----------  -------------
CONTINUING CLASS I: TERM EXPIRES IN
  2001
James T. Bartlett (61)                 Keithley Instruments, Inc.         1997            9,937
  Managing Director, Primus Venture    Oglebay Norton Company
  Partners (Private investments firm)
Francis H. Beam, Jr. (63)              Advanced Lighting                  1990           20,798
  President, Pepper Capital Corp.      Technologies, Inc.
  (Venture capital firm)
Martin J. Cleary (63)                  Guardian Life Insurance Company    1989           34,000
  President and Chief Operating        of America
  Officer, The Richard E. Jacobs       Cleveland Indians Baseball Co.,
  Group (Real estate developer)        Inc.
William H. Coquillette (49)            None                               1997            6,525
  Partner, Jones, Day, Reavis & Pogue
  (Law firm)
All present directors and executive                                                   1,505,824
  officers as a group (18 persons)

---------------

(1) Each director and nominee either has held the position shown or has had other executive positions with the same employer or its subsidiary for more than five years other than (a) Mr. Skilling who was the Executive Vice President of TRW Information Systems and Services, TRW Inc., until September 1996 (Manufacturer of high technology products for space, defense, automotive and information systems markets), and (b) Mr. Morley who was the President and Chief Executive Officer of Reliance Electric Company until June 1995 (Manufacturer of electrical and telecommunications equipment and systems).

(2) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after January 15,1999 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze -- 496,300 and all directors and executive officers as a group -- 477,664.

(3) Includes shares held jointly or in the name of the director's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC. Unless otherwise indicated, or in the case of joint ownership, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 25,900 shares owned by his wife, as to which he has disclaimed beneficial ownership. No other director or executive officer has disclaimed beneficial ownership of any shares.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors oversees the business and affairs of Lamson and monitors the performance of management. The Board met seven times during 1998.

     The Board has two committees: the Audit Committee and the Compensation and Organization Committee. Each committee reports to the Board at the next meeting of the Board following a committee meeting. The Audit Committee and the Compensation and Organization Committee each held two meetings in 1998.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

     THE AUDIT COMMITTEE: Messrs. Beam (Chairman), Cleary, Morley and Dr. Hill currently are the members of the Audit Committee. The functions of the Audit Committee include recommending to the Board of Directors the appointment of the Company's independent auditors and reviewing the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of the Company's system of internal control. The Audit Committee also reviews the Annual Report on Form 10-K to the Securities and Exchange Commission (the "SEC"). The Audit Committee meets privately with the independent auditors and with the Company's internal auditors at each of its meetings.

     THE COMPENSATION AND ORGANIZATION COMMITTEE: Messrs. Skilling (Chairman), Bartlett, Beam, Dannemiller and Mixon currently are the members of the Compensation and Organization Committee. The Compensation and Organization Committee considers all material matters relating to the compensation policies and practices of the Company, and administers the Company's incentive plans and base salary policies as they relate to the executive officers of the Company. The Compensation and Organization Committee also reviews and recommends candidates for election to the Board of Directors and appointments to any committee of the Board. The Compensation and Organization Committee will consider any nominee recommended by a shareholder of the Company. A resume of the candidate's business experience and background should be directed in writing to the attention of Lamson's Secretary.

COMPENSATION OF LAMSON'S DIRECTORS

     Directors who are employees of Lamson do not receive any separate fees or other remuneration for serving as a director or a member of any Committee of the Board. Nonemployee directors are each paid an annual retainer of $12,500 for their service on the Board of Directors, and receive an additional fee of $1,200 for each Board or Board Committee meeting attended. Each of the Chairmen of the Audit Committee and the Compensation and Organization Committee receives an additional annual fee of $1,500. Lamson has established a Deferred Compensation Plan for nonemployee directors, under which directors may elect to defer their annual retainers and meeting fees. Under this Plan, deferred fees may be invested by the trustee, at a director's option, in either a money market fund or Common Shares of the Company. If a director elects to have this deferred compensation invested in Common Shares of the Company, the director will receive an additional sum, also invested in Common Shares, equal to 25% of the deferred amount.

     Lamson's nonemployee directors' retirement benefits are provided with certain retirement and death benefits under the Company's Outside Directors' Benefit Program (the "Program"). All nonemployee directors who have completed an aggregate of one year of continuous service are eligible to participate. The Program generally provides for normal retirement benefits payable upon attainment of age seventy and completion of five years of continuous service. The Program also contains provisions for early retirement benefits, vested deferred retirement benefits, disability retirement benefits and survivors' benefits upon the death of a participant. Participants in the Program or their beneficiaries are eligible to receive benefits in an amount equal to the annual retainer being paid to the participant for service as a nonemployee director at the time he ceases to be a nonemployee director, with such adjustments as are necessary based on the date of retirement or death. Retirement or death benefits under the Program are payable for a ten-year period on a quarterly basis, commencing upon the date of retirement or death. Either the participant, the participant's beneficiary or the Company can elect that such retirement or death benefits be paid in an actuarially-equivalent, lump-sum payment.

     NONEMPLOYEE DIRECTORS STOCK OPTION PLAN: Lamson's Nonemployee Directors Stock Option Plan (the "Directors Plan"), approved by the Company's shareholders in 1994, authorizes the grant of options to nonemployee directors for the purchase of Common Shares. The Directors Plan provides that each year on the Monday following the Annual Meeting of Shareholders, each individual elected, re-elected or continuing as a nonemployee director automatically receives a nonqualified option to purchase 1,000 Common Shares. The exercise price for such options is the average of the high and low prices at which the Common Shares traded on the New York Stock Exchange, Inc. ("NYSE") on the date of grant. Options become exercisable one year after the date of grant and expire ten years after the date of the grant. The Board of Directors has reserved 60,000 Common Shares for issuance under the Directors Plan.

     Options granted to a nonemployee director must be exercised within 36 months of retirement as a director. Upon the death of a nonemployee director, the director's legal representative or heirs will have twelve months within which to exercise those options which were exercisable at the time of death.

     If a director resigns, or ceases to serve as a nonemployee director for any reason other than retirement or death, only those options exercisable on the date of termination will be exercisable. Such options may be exercised within ninety days after termination.

     In the event of a "change in control" or upon a "potential change in control" (each as defined in the Directors Plan) of the Company, all stock options fully vest and become exercisable.

     Pursuant to the Directors Plan, on April 27, 1998 each nonemployee director was granted a nonqualified stock option to purchase 1,000 Common Shares at an exercise price of $7.469 per share. These stock options are scheduled to become exercisable on April 27, 1999.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation earned by the Company's five most highly compensated executive officers (the "Named Executive Officers") with respect to the fiscal year shown for services rendered to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                       ------------------------
                                                ANNUAL                   AWARDS       PAYOUTS
                                             COMPENSATION              ----------   -----------
                                  ----------------------------------   SECURITIES   PERFORMANCE    ALL OTHER
         NAME AND                                       OTHER ANNUAL   UNDERLYING      UNIT       COMPENSATION
    PRINCIPAL POSITION      YEAR   SALARY     BONUS     COMPENSATION   OPTIONS(#)     PAYOUTS        (1)(2)
    ------------------      ----   ------     -----     ------------   ----------   -----------   ------------
John B. Schulze...........  1998  $395,000   $380,000    $  --           70,000      $     --       $ 28,049
  Chairman of the Board,..  1997   395,000         --       --           70,000            --         28,118
  President and Chief.....  1996   395,000    163,000       --           65,000       105,000         27,924
  Executive Officer
James J. Abel.............  1998  $260,000    101,400       --           35,000            --        111,750(3)
  Executive Vice
    President,............  1997   250,000         --       --           31,000            --         10,344
  Secretary, Treasurer....  1996   235,000     79,500       --           27,000        67,500         10,130
  and Chief Financial
    Officer
Charles E. Allen..........  1998  $156,000     93,500       --               --            --         14,720
  Senior Vice President...  1997   156,000         --       --           10,000            --         14,801
                            1996   150,000     38,600       --           10,000        37,500         14,608
Donald A. Gutierrez.......  1998  $155,000     58,500       --           20,000            --         35,325(3)
  Vice President..........  1997   145,000         --       --            3,500            --          2,957
  Carlon (4)..............  1996   110,000     10,000       --            3,500            --             --
Albert J. Catani, II......  1998  $147,000     43,500       --           15,000            --         47,799(3)
  Vice President..........  1997   143,000         --       --           10,000            --          4,074
  Manufacturing...........  1996   135,000     34,800       --            6,000            --          3,038

---------------

(1) Includes split dollar life insurance premium payments paid for Mr. Schulze, Mr. Abel, Mr. Allen, Mr. Gutierrez and Mr. Catani in 1998 of $23,249, $5,550, $10,040, $-0- and $-0-, respectively; in 1997 of $23,368, $5,594,
    $10,051, $-0- and $-0-, respectively; and, in 1996 of $23,424, $5,530,
    $10,108, $-0- and $-0-, respectively.

(2) Includes matching contributions equal to 50% of the first 6% of an employee's compensation contributed to the Company's 401(k) Deferred Savings Plan, which is available to all salaried employees. The matching contributions made by the Company under the Plan to the accounts of: Mr. Schulze, Mr. Abel, Mr. Allen, Mr. Gutierrez and Mr. Catani in 1998 totaled $4,800, $4,800, $4,680, $3,825 and $4,299, respectively; in 1997 totaled
    $4,750, $4,750, $4,750, $2,957 and $4,074, respectively; and in 1996 totaled
    $4,500, $4,500, $4,500, $-0- and $3,038, respectively.

(3) Pursuant to the implementation of stock ownership guidelines for the Company's executive officers by the Compensation and Organization Committee of the Company's Board of Directors, Messrs. Abel, Gutierrez and Catani each elected to defer a portion of their 1998 annual bonuses and invest these amounts in Common Shares of the Company. Accordingly, income amounts deferred by Messrs. Abel, Gutierrez and Catani are $101,400, $31,500 and $43,500, respectively.

(4) Carlon is a business unit of the Company.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants made to the Named Executive Officers during fiscal year 1998 pursuant to the Company's 1988 Incentive Equity Performance Plan (the "1988 Plan").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        GRANT DATE
                                  INDIVIDUAL GRANTS                                       VALUE
-------------------------------------------------------------------------------------   ----------
                                    NUMBER OF
                                    SECURITIES    % OF TOTAL
                                    UNDERLYING     OPTIONS                                GRANT
                                     OPTIONS      GRANTED TO    EXERCISE                   DATE
                                     GRANTED     EMPLOYEES IN    PRICE     EXPIRATION    PRESENT
               NAME                   (#)(1)     FISCAL YEAR     ($/SH)       DATE       VALUE(2)
               ----                 ----------   ------------   --------   ----------    --------
John B. Schulze...................      70,000      15.49%       $6.938      2/26/08     $179,200
James J. Abel.....................      35,000       7.75%       $6.938      2/26/08       89,600
Charles E. Allen..................          --          --           --           --           --
Donald A. Gutierrez...............      20,000       4.43%       $6.938      2/26/08       51,200
Albert J. Catani, II..............      15,000       3.32%       $6.938      2/26/08       38,400

---------------

(1) Options are exercisable after February 26, 1999 and then only as follows: one-third on each anniversary of the grant date over three years, with the number of shares vested in each year rounded to the nearest whole share. In the event of a "change in control" or "potential change in control" (each as defined in the 1988 Plan) of the Company, all stock options fully vest and become exercisable and all awards of stock may be cashed out on the basis of the highest price paid or offered for Common Shares during the preceding 60-day period.

(2) The present value determinations in this column were made pursuant to rules promulgated by the SEC using a Black-Scholes option pricing model and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Shares. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, time of exercise and dividend yield. The Company determined the estimated values using volatility assumptions based on 48 months of stock prices; interest rate assumptions based on the five-year Treasury Strip Yield, as reported in The Wall Street Journal; a dividend yield assumption of zero; and an assumed time of exercise of the option of five years.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information about stock options exercised during fiscal year 1998 by the Named Executive Officers and the fiscal year-end values of unexercised options held by the Named Executive Officers. All of such options were granted under the 1988 Plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                         OPTIONS HELD AT               OPTIONS HELD AT
                            SHARES                     JANUARY 2, 1999(#)            JANUARY 2, 1999(1)
                          ACQUIRED ON    VALUE     ---------------------------   ---------------------------
          NAME            EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   --------   -----------   -------------   -----------   -------------
John B. Schulze.........        --           --      427,966        138,334       $ 65,000        $ --0--
James J. Abel...........        --           --      153,933         64,667         21,075          --0--
Charles E. Allen........        --           --      105,599         10,001         15,405          --0--
Donald A. Gutierrez.....        --           --        5,250         21,750          --0--          --0--
Albert J. Catani, II....        --           --       14,833         23,667          --0--          --0--

---------------

(1) Based on the closing price on the New York Stock Exchange--Composite Transactions of the Company's Common Shares on December 31, 1998 (the last trading day in fiscal year 1998) of $5.125.

PENSION BENEFITS

     The following table shows the estimated annual pension benefits under The Lamson & Sessions Co. Salaried Employees' Retirement Plan ("Lamson & Sessions Plan"), that would be payable to employees in various compensation classifications upon retirement at age sixty-five during the year 1998.

                           ANNUAL NORMAL RETIREMENT BENEFITS
                        FOR YEARS OF CREDITED SERVICE INDICATED
     AVERAGE ANNUAL    -----------------------------------------
      COMPENSATION     15 YEARS   20 YEARS   25 YEARS   30 YEARS
     --------------    --------   --------   --------   --------
        $100,000       $ 25,000   $ 33,333   $ 41,667   $ 50,000
         150,000         37,500     50,000     62,500     75,000
         200,000         50,000     66,667     83,333    100,000
         250,000         62,500     83,333    104,167    125,000
         300,000         75,000    100,000    125,000    150,000
         350,000         87,500    116,667    145,833    175,000
         400,000        100,000    133,333    166,667    200,000
         450,000        112,500    150,000    187,500    225,000
         500,000        125,000    166,668    208,333    250,000
         550,000        137,500    183,335    229,166    275,000
         600,000        150,000    200,000    250,000    300,000
         650,000        162,500    216,668    270,833    325,000
         700,000        175,000    233,335    291,666    350,000
         750,000        187,500    250,000    312,500    375,000
         800,000        200,000    266,668    333,333    400,000
         850,000        212,500    283,335    354,166    425,000
         900,000        225,000    300,000    375,000    450,000

     The amounts listed in the table are computed on a straight-life annuity basis and are subject to an offset for Social Security benefits. These amounts have been determined without regard to the maximum benefit limitations for defined benefit plans and the limitations on compensation imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The Code places limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pensions that may be paid under federal income tax qualified plans such as the Lamson & Sessions Plan. For benefits accruing in plan years beginning after 1998, no more than $160,000 (indexed for inflation) in annual compensation may be taken into account. However, under the Supplemental Executive Retirement Plan agreements, ("SERPS") described below, participating executives will receive the amounts to which they otherwise would have been entitled under the Lamson & Sessions Plan provided they meet the terms of the applicable SERP.

     The amounts shown in the column under the heading "Average Annual Compensation" are based on the highest five consecutive years of compensation during the last ten years prior to retirement and include salary, overtime and bonuses, but exclude commissions and stock option awards. Normal retirement benefits under the Lamson & Sessions Plan are equal to the greater of (a) 50% of a participant's average annual compensation based on the highest five consecutive years during the last ten years prior to retirement less 50% of the participant's primary Social Security benefit or (b) $3,600 times a fraction, the denominator of which is 30 and the numerator of which is the participant's number of years of service up to 30.

     Messrs. Schulze, Abel, Allen, Gutierrez and Catani are participants in the Lamson & Sessions Plan with 11, 8, 30, 2 and 3 years of credited service, respectively, under the Lamson & Sessions Plan. The

Company has entered into amended and restated SERPS with Messrs. Schulze, Abel and Allen. Messrs. Schulze and Abel will not be able to achieve thirty years of service on their normal retirement dates.

     The SERPS provide that the executive will receive, upon normal retirement, a supplemental retirement benefit equal to the difference between (i) the amount that would have been payable to the executive under the Lamson & Sessions Plan, without regard to any federal statutory limitation on the annual amount of benefits payable under the Lamson & Sessions Plan and the amount of compensation taken into account in calculating benefits under the Lamson & Sessions Plan, as if the executive had completed thirty years of service with the Company, and
(ii) the amount actually payable to the executive under the Lamson & Sessions Plan or under any other applicable plan for which the executive meets the eligibility requirements. The SERPS also provide for, among other things, disability benefits and benefits in the event the executive's employment with the Company is terminated under certain circumstances prior to retirement and in the event of the executive's death prior to retirement under certain circumstances. Under the SERPS, executives will also be reimbursed for the amount of taxes payable on benefits received under the SERPS in the event federal tax provisions, relating to compensation paid in connection with a "change in control" (as defined in the SERPS) of the Company, become applicable.

AGREEMENTS WITH CERTAIN OFFICERS

     Lamson has entered into agreements with Messrs. Schulze, Abel, Allen, Gutierrez and Catani (the "Employment Agreements"), which specify certain financial arrangements that the Company will provide upon the termination of such individuals' employment with the Company under circumstances involving a "change in control" (as defined in the Employment Agreements) of the Company. The Employment Agreements are intended to ensure continuity and stability of senior management of the Company.

     Each of the Employment Agreements provides that, in the event of a "change in control" of the Company, the individual would continue employment with the Company in the individual's then current position for a term ranging from two to three years following the "change in control." Following a "change in control" the individual would be entitled during the ensuing period of employment to receive base compensation and to continue to participate in incentive and employee benefit plans consistent with past practices. Upon the occurrence of a "change in control" followed by (i) a significant adverse change in the nature or scope of the individual's duties or compensation, (ii) the individual's determination of being unable effectively to carry out the current duties and responsibilities, (iii) relocation of the individual's principal work location to a place more than fifty miles from the principal work location immediately prior to the "change in control," (iv) the liquidation, merger or sale of the Company (unless the new entity assumes the Employment Agreement) or (v) a material breach of the Employment Agreement, the individual would be entitled to resign and would be entitled to receive a lump sum payment equal to the present value of the then current base compensation and incentive compensation (based on historical experience) that would be payable during the balance of the remaining period of employment. The individual would also be entitled to continue to participate in employee benefit plans consistent with past practices for the remaining period of employment provided in his Employment Agreement. The amount of benefits that an individual may receive pursuant to his Employment Agreement is capped to avoid any payments constituting an "excess parachute payment" as defined in the Code.

     The Employment Agreements do not create employment obligations for the Company unless a "change in control" has occurred, prior to which time the Company and the individual each reserves the right to terminate the employment relationship. Both before and after the occurrence of a "change in control" the Company may terminate the employment of any of such individuals for "cause."

     The Company has established trust agreements pursuant to which amounts payable under the SERPS, the Employment Agreements and certain expenses incurred by the officers in enforcing their rights under these arrangements, must be deposited by the Company in trust and expended by the trustee for such purposes. Such trusts are revocable, but upon the occurrence of certain "change in control" events affecting the Company, will become irrevocable. The trusts are currently nominally funded, but the Company is obligated to fund them fully upon the occurrence of the "change in control" events.

     The Company has also entered into Indemnification Agreements with each current member of the Board of Directors as well as each of the Company's executive officers. These agreements provide that, to the extent permitted by Ohio law, the Company will indemnify the director or officer against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the director or officer in connection with any suit in which the director or officer is a party or otherwise involved as a result of the individual's service as a member of the Board of Directors or as an officer if the individual's conduct that gave rise to such liability meets certain prescribed standards.

                         COMPENSATION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Compensation and Organization Committee of the Board of Directors (the "Committee") is composed entirely of nonemployee directors and has been delegated the responsibility of approving the cash and non-cash compensation of all executive officers of the Company and making recommendations to the Board of Directors with respect to the establishment of the Company's executive compensation plans. No member of the Committee has interlocking relationships, reporting of which is required by applicable rules of the SEC.

     In administering the various executive compensation plans, the aim of the Committee is to attract and retain key executives critical to the long-term success of the Company, to create incentives for executives to achieve long-term strategic management objectives that enhance shareholder value, to provide a balance between annual and long-term forms of compensation and, above all, to ensure that total compensation is performance-oriented and related to Company goals and objectives, using measurable criteria to the extent possible.

     The Committee has considered the impact of Section 162(m) of the Code, which disallows a deduction to publicly-held companies for compensation paid to any executive officer whose compensation exceeds $1 million and has concluded that this Section will not affect compensation paid to any executive officer in 1998.

EXECUTIVE OFFICER BASE COMPENSATION

     Each executive officer's base salary is reviewed by the Committee at the time of the officer's annual performance review. The base salary is recommended to the Committee by the Chairman of the Board and Chief Executive Officer (the "Chairman") and falls within a salary range for each officer's job function that has been established by an independent executive compensation consultant, based, in part, on information collected by the consultant concerning compensation for executives with similar responsibilities at companies with comparable size and geographic location. Typically, salaries fall throughout the range and are not based on an arbitrary percentage of the highest salary within the range. In each case, the Committee reviews the recommendation of the Chairman and approves the salary only after making an independent assessment of the individual executive's performance.

     Mr. Schulze's compensation is based upon the same factors considered with regard to executive officer compensation generally. The components making up his 1998 compensation included base salary and stock options. Fifty-five percent of Mr. Schulze's base salary represented his target award under the Short-Term Incentive Plan, the achievement of which was contingent upon the attainment of specific earnings-per-share goals. The Committee's award of stock options to Mr. Schulze under the 1988 Plan was based on the same methodology used to calculate the awards of options to other executive officers under the 1988 Plan and designed to further align Mr. Schulze's interests with those of other shareholders of the Company.

     In determining Mr. Schulze's compensation, the Committee considered the Company's performance. The Committee discusses and approves priorities recommended by Mr. Schulze at the beginning of the year and discusses his performance with respect to these priorities periodically during the year and at the end of the year.

     Mr. Schulze is not present when the Committee reviews his performance and determines his compensation.

SHORT-TERM INCENTIVE COMPENSATION

     Under the Company's Short-Term Incentive Plan, target award levels are established annually by the Committee for each executive officer of the Company. Mr. Schulze's award is based solely on the financial performance of the Company expressed in terms of earnings per share. Other executive officers' achievement of target awards is based 80 percent on the financial performance of the Company and individual business units and 20 percent on the achievement of specific personal goals and objectives. In 1998, the Company's Short-Term Incentive Plan provided target award opportunities for executive officers that ranged from 25 to 55 percent of base salary, although amounts could vary above and below that range depending upon Company and business unit performance and individual accomplishment.

STOCK OPTIONS AND LONG-TERM INCENTIVE COMPENSATION

     The Committee also is charged with the responsibility of administering the 1988 Plan, under which stock options are granted to executive officers and other employees of the Company. The Committee believes that stock options align the interests of the executive officers with those of the shareholders, providing a way in which the executive officers can build a meaningful stake in the Company. Accordingly, the Committee has approved the implementation of stock ownership guidelines for the executive officers that are to be achieved over a fixed period of time. The guidelines are based on each executive officer's respective salary compensation level and they will be reviewed by the Committee at appropriate intervals.

     The Committee fixes the terms, vesting requirements and the size of the grants of stock options awarded to the executive officers without regard to the amount of options or the expiration dates of options already held by executive officers. The size of each grant is based on the duties, responsibilities, performance and experience of the executive officer and his anticipated contribution to the Company.

Options granted to executive officers vest one-third on each anniversary over three years, with the number of shares vested in each year rounded to the nearest whole share.

     Because stock options under the 1988 Plan and grants under the Company's Long-Term Incentive Plan are both forms of long-term executive compensation, grants under both plans are generally considered at the same time. Awards under the Long-Term Incentive Plan are made in the form of performance units payable upon the achievement of three-year corporate goals, currently expressed in terms of earnings per share. The Committee determines the goals under which these awards are made from year to year. The Committee did not approve the grant of performance units to executive officers for 1998.

                                 COMPENSATION AND ORGANIZATION COMMITTEE

                                 D. Van Skilling, Chairman John C. Dannemiller
                                 James T. Bartlett         A. Malachi Mixon, III
                                 Francis H. Beam, Jr.

COMPANY STOCK PERFORMANCE

     The following performance graph compares the five year cumulative return from investing $100 on December 31, 1993 in each of the Company's Common Shares, the Standard & Poor's Electrical Equipment Index and the Standard & Poor's 500 Index, with dividends assumed to be reinvested when received.

                       COMPARISON OF FIVE YEAR CUMULATIVE RETURN

                                   [GRAPH]

                                                    LAMSON & SESSIONS                S&P 500                 S&P ELECTRICAL
                                                    -----------------                -------                 --------------
12/93                                                    100.00                      100.00                      100.00
12/94                                                    126.00                      101.00                      101.00
12/95                                                    163.00                      139.00                      142.00
12/96                                                    153.00                      171.00                      192.00
12/97                                                    122.00                      229.00                      271.00
12/98                                                    108.00                      294.00                      363.00

     There can be no assurances that the Company's stock performance will continue into the future with the same or similar trends depicted in the performance graph above. The Company does not make or endorse any predictions as to future stock performance.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Each of the Named Executive Officers beneficially owned the number of Common Shares indicated opposite his name as of January 15, 1999. Except for Mr. Schulze who beneficially owns 4.63% and Messrs. Abel and Allen who beneficially own 1.44% and 1.01%, respectively, of the Company's Common Shares, none of the other Named Executive Officers beneficially owns as much as one percent of the Company's Common Shares.

                                                 AMOUNT AND NATURE
                                                   OF BENEFICIAL
                      NAME                        OWNERSHIP(1)(2)
                      ----                       -----------------
John B. Schulze.................................      676,200
James J. Abel...................................      210,552
Charles E. Allen................................      147,833
Donald A. Gutierrez.............................       16,775
Albert J. Catani, II............................       27,667

---------------

(1) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after January 15, 1999 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze--496,300; Mr. Abel--184,933; Mr. Allen--112,266;
    Mr. Gutierrez--13,666 and Mr. Catani--25,167.

(2) Includes shares held jointly or in the name of the officer's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC. Unless otherwise indicated, or in the case of joint ownership, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 25,900 shares owned by his wife, as to which he has disclaimed beneficial ownership. No other Named Executive Officer has disclaimed beneficial ownership of any shares.

                         CERTAIN BUSINESS RELATIONSHIPS

     During the past fiscal year, the Company, in the normal course of business, utilized the services of the law firm of Jones, Day, Reavis & Pogue in which Mr. Coquillette is a partner. The Company plans to continue using the services of the firm in 1999.

                                AMENDMENT TO THE
                    NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

GENERAL

     The Nonemployee Directors Stock Option Plan (the "Plan") was originally adopted at the 1994 Annual Meeting of Shareholders to benefit the Company and its shareholders by allowing directors who are not current employees of the Company ("Nonemployee Directors") to increase their financial stake in the Company through ownership of the Company's common stock (the "Common Stock"). After consultation with the Company's compensation consultants and in order to continue this purpose, the

Board of Directors voted to amend the Plan on February 25, 1999, subject to approval by the Company's shareholders at the Annual Meeting.

     The Amendment increases the number of Common Shares underlying the options automatically granted each year from 1,000 to 2,000. The Plan originally authorized the issuance of 60,000 shares of Common Stock of which, only 17,000 remain available for future grants. The Amendment increases the shares of Common Stock available for issuance by 100,000 shares. The Amendment also extends the date, after which no option may be granted under the Plan, from April 22, 2000 to April 22, 2004.

     There are currently nine Nonemployee Directors of the Company. On December 31, 1998, the closing price of the Common Stock on the New York Stock Exchange ("NYSE") was $5.125 per share.

     A summary description of the Amended Plan is set forth below. The full text of the Amended Plan is annexed to this Proxy Statement as Exhibit A, and the following summary is qualified in its entirety by reference to Appendix A.

SUMMARY OF AMENDED PLAN

     Subject to recapitalization adjustment as provided in the Amended Plan, 160,000 shares of Common Stock (60,000 of which were originally approved at the 1994 Annual Meeting of Shareholders and 100,000 of which are being added by the Amendment) are reserved for issuance under the Amended Plan. The Amended Plan provides that each year on the Monday following the Annual Meeting of Shareholders, each individual elected, re-elected or continuing as a Nonemployee Director will automatically receive a nonqualified option to purchase 2,000 shares of Common Stock. The exercise price for such options will be the average of the high and low prices at which the Common Stock traded on the NYSE on the date of grant. If on the Monday following the Annual Meeting of Shareholders, the Common Stock does not trade on the NYSE, then the date of grant will be the next day trades occur. Options become exercisable one year after the date of grant and expire ten years after the date of grant. Options may be exercised only upon payment to the Company of the aggregate exercise price of the shares. Such payment must be made in cash or in shares of Common Stock owned by the Nonemployee Director for six months.

     Upon normal retirement as of the Annual Meeting of Shareholders after a director's 70th birthday, options granted to a Nonemployee Director will continue to become exercisable as if the Nonemployee Director had not retired. Such options must be exercised within 36 months of retirement (but not after the expiration of the option period). Upon the death of a Nonemployee Director, his or her legal representative or heirs will have 12 months (but not after the expiration of the option period) within which to exercise those options which were exercisable at the time of death. In the event that an individual ceases to serve as a Nonemployee Director for any reason other than retirement or death, only those options exercisable on the date of termination will be exercisable. Such options may be exercised within 90 days after termination (but not after the expiration of the option period). In the event of a "change in control" (as defined in the Plan) of the Company, all stock options fully vest and become exercisable.

     No option is transferable other than by will or by laws of descent and distribution. During the optionee's lifetime, an option may only be exercised by the optionee or his or her guardian or legal representative.

     The Plan is administered by the Board of Directors. The Plan may be amended or terminated by the Board of Directors. No amendment may revoke or alter outstanding options in any manner unfavorable to optionees. The Board of Directors may not amend the Plan without shareholder approval when such approval is required by any applicable law or regulation. No option may be granted under the Amended Plan after April 22, 2004, but options granted prior to that date will continue to be exercisable pursuant to their terms.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Amended Plan based on federal income tax laws in effect on January 1, 1999. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

TAX CONSEQUENCES TO ELIGIBLE DIRECTORS

     The options granted under the Amended Plan will be non-qualified stock options. In general, (i) no income will be recognized by a Nonemployee Director at the time an option is granted; (ii) at the time an option is exercised, ordinary income will be recognized by the Nonemployee Director in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and
(iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as a capital gain.

TAX CONSEQUENCES TO THE COMPANY

     To the extent that a Nonemployee Director recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

NEW PLAN BENEFITS

     The following table shows information regarding benefits which will be received by Nonemployee Directors during 1999.

                               NEW PLAN BENEFITS
              NONEMPLOYEE DIRECTORS STOCK OPTION PLAN, AS AMENDED

             NAME AND POSITION                 NUMBER OF UNITS (1)
             -----------------                 -------------------
John B. Schulze............................               0
  Chairman of the Board, President and
     Chief Executive Officer

James J. Abel..............................               0
  Executive Vice President, Secretary,
     Treasurer and Chief Financial Officer

Charles E. Allen...........................               0
  Senior Vice President

Donald A. Gutierrez........................               0
  Vice President-Carlon

Albert J. Catani, II.......................               0
  Vice President-Manufacturing

Executive Officer Group....................               0

Non-Executive Director Group...............          18,000

Non-Executive Officer Employee Group.......               0

---------------

(1) Number of Common Shares underlying stock options

                         VOTE REQUIRED FOR APPROVAL OF
                  THE NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

     The approval of the Nonemployee Directors Stock Option Plan requires the affirmative vote of the holders of two-thirds of the Common Shares issued and outstanding and entitled to vote at the meeting, whether present in person or by proxy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

              SECTION 16(A) BENEFICIAL OWNERSHIP REPORT COMPLIANCE

     Section 16(a) of the Exchange Act requires Lamson's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Stock Exchange, and to provide Lamson with copies of such reports.

     Based solely on review of the copies of such reports furnished to the Company, or written representation that no forms were required to be filed, the Company believes that during the year ended January 2, 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except for Mr. Ebrahimi, a greater than 10% beneficial owner, who filed late Forms 3 and 4 relating to six transactions involving Common Shares.

                              INDEPENDENT AUDITORS

     For many years the firm of Ernst & Young LLP ("Ernst & Young"), Cleveland, Ohio, has served as independent auditors to the Company. In February 1998, Ernst & Young was reappointed by the Board of Directors of the Company, on the recommendation of the Audit Committee, as the Company's independent auditors for the fiscal year ended January 2, 1999. Representatives of Ernst & Young are expected to be present at the meeting and will have the opportunity to make a statement if they so desire. They are expected to be available to respond to proper questions regarding the independent auditors' responsibilities.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in April 2000, must be received by the Company's Secretary at its principal office in Cleveland, Ohio, not later than November 18, 1999 for inclusion in the Company's Proxy Statement and Form of Proxy relating to the Annual Meeting of Shareholders in the year 2000. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for consideration and comply with the proxy rules of the Securities and Exchange Commission.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the Annual Meeting other than as herein presented. However, if any other matter is properly brought before the Annual Meeting, the persons appointed as proxies in the accompanying proxy will have discretion to vote or act hereon according to their best judgment.

     The Company's 1998 Annual Report, including financial statements, has been mailed contemporaneously with this Proxy Statement.

     By Order of the Board of Directors.    /s/ James J. Abel
                                            JAMES J. ABEL
                                            Executive Vice President, Secretary,
                                            Treasurer and Chief Financial
                                            Officer

                                                                      APPENDIX A

                           THE LAMSON & SESSIONS CO.
                    NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                 (AS AMENDED AND RESTATED AS OF APRIL 23, 1999)

     The Nonemployee Directors Stock Option Plan ("Plan") is established to attract, retain and compensate for service highly-qualified individuals who are not current employees of The Lamson & Sessions Co. ("Company") as members of the Board of Directors and to enable them to increase their ownership in the Company's Common Stock. The Plan will be beneficial to the Company and its stockholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of Company stock, in addition to underscoring their common interest with shareholders in increasing the long-term value of the Company stock.

1. ELIGIBILITY

     All members of the Company's Board of Directors who are not current employees of the Company ("Nonemployee Directors") are eligible to participate in this Plan.

2. OPTIONS

     Only a nonqualified stock option ("NQSO") may be granted under this Plan.

3. SHARES AVAILABLE

          (a) Number of Shares Available: There are hereby reserved for issuance under this Plan 160,000 (60,000 of which were originally approved in 1994 and 100,000 of which are being added by amendment) shares of Common Stock, without par value, which may be authorized but unissued shares or treasury shares.

          (b) Recapitalization Adjustments: In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under this Plan, in the number and option price of shares subject to outstanding NQSO's under this Plan and in the number of shares to be covered by options awarded under Section 4 hereof as may be determined to be appropriate by the Board of Directors, provided that the number of shares subject to any award shall always be a whole number.

4. ANNUAL GRANT OF NONQUALIFIED STOCK OPTIONS

     Each year on the Monday following the Company's Annual Meeting of Shareholders, each individual elected, re-elected or continuing as a Nonemployee Director shall automatically receive a NQSO covering 2,000 shares of Common Stock. If Common Stock is not traded on the New York Stock Exchange ("NYSE") on any date a grant would otherwise be awarded, then the grant shall be made the next day thereafter on which Common Stock is so traded.

5. OPTION PRICE

     The price of the NQSO shall be the mean between the highest and lowest selling price, regular way of the Common Stock on the NYSE on the date of the grant.

6. OPTION PERIOD

     A NQSO granted under this Plan shall become exercisable one year after date of grant and shall expire ten years after date of grant ("Option Period").

7. PAYMENT

     A NQSO may be exercised only upon payment to the Company in full of the NQSO price of the shares. Such payment shall be paid in cash or in Common Stock already owned by the Nonemployee Director for more than six months, or in a combination of cash and such Common Stock. The sum of the cash and the fair market value of such Common Stock on the date of exercise shall be equal to the aggregate purchase price of the shares to be delivered.

8. TERMINATION OF SERVICE

     Upon termination of service as a Nonemployee Director (for reasons other than retirement, as herein-after defined, or death), only those NQSOs immediately exercisable at the date of termination of service shall be exercisable by the optionee. Such NQSOs must be exercised within 90 days of termination of service (but in no event after the expiration of the Option Period) or they shall be forfeited.

9. RETIREMENT

     Upon retirement as a Nonemployee Director, all NQSOs shall continue to become exercisable as if such director had not retired. Such NQSOs must be exercised within 36 months of retirement (but in no event after the expiration of the Option Period) or they shall be forfeited. Mandatory retirement for directors occurs on the date of the Annual Meeting of Shareholders following a director's 70th birthday.

10. DEATH

     Upon the death of a Nonemployee Director, only those NQSOs which were exercisable on the date of death shall be exercisable by his or her legal representatives or heirs. Such NQSOs must be exercised within 12 months from date of death (but in no event after the expiration of the Option Period) or they shall be forfeited.

11. CHANGE IN CONTROL PROVISIONS

          (a) Impact of Event. In the event of a "Change in Control" as defined in Section 11(b) any or all NQSOs awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

          (b) Definition of "Change in Control." For purposes of Section 11(a), a "Change in Control" means the happening of any of the following:

             (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

             (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock (hereinafter defined) of the Company immediately prior to such sale or transfer;

             (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
        Act) of securities representing 15% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

             (iv) The Company files any report, proxy statement or other document with the Securities and Exchange Commission pursuant to the Exchange Act or any rules or regulations presently in effect or hereafter promulgated under such Act disclosing that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

             (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each member of the Board of Directors first elected during such period was approved by a vote of at least two-thirds of the Board of Directors then still in office who were members of the Board of Directors at the beginning of any such period.

     Notwithstanding the foregoing provisions of Section 11(b)(iii) or 11(b)(iv) thereof, a Change in Control shall not be deemed to have occurred for purposes of Section 11(a) solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 80% or more of the voting securities, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because the Company reports that a Change in Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

12. ADMINISTRATION AND AMENDMENT OF THE PLAN

     This Plan shall be administered by the Board of Directors of the Company. This Plan may be terminated or amended by the Board of Directors as they deem advisable. No amendment may revoke or alter in a manner unfavorable to the optionees any NQSOs then outstanding, nor may the Board amend this Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. A NQSO may not be granted under this Plan after April 22, 2004, but NQSOs granted prior to that date shall continue to become exercisable and may be exercised according to their terms.

13. NON-TRANSFERABILITY

     No NQSO granted under this Plan is transferable other than by will or the laws of descent and distribution. During the optionee's lifetime, an NQSO may only be exercised by the optionee or the optionee's guardian or legal representative.

14. COMPLIANCE WITH SEC REGULATIONS

     It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Exchange Act as in effect after May 1, 1991 and any regulations promulgated thereunder. All grants and exercises of NQSOs under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act, as amended, and any regulations promulgated thereunder.

15. MISCELLANEOUS

     Except as provided in this Plan, no Nonemployee Director shall have any claim or right to be granted an NQSO under this Plan. Neither the Plan nor any action thereunder shall be construed as giving any director any right to be retained in the service of the Company.

16. EFFECTIVE DATE

     This Plan became effective on April 22, 1994 and shall become effective, as amended, on April 23, 1999, or such later date as shareholder approval is obtained.

                                          THIS PROXY IS SOLICITED ON BEHALF
P      LAMSON & SESSIONS                        OF THE BOARD OF DIRECTORS.
    25701 Science Park Drive
R    Cleveland, Ohio 44122               The undersigned hereby appoints J. J.
                                         Abel, C. E. Allen and L.L. Spencer, and
O   -------------------------------      each of them, as proxies, each with the
                                         power to appoint a substitute, and
X                                        hereby authorizes them to represent and
                                         to vote, as designated below, all the
Y                                        Common Shares of The Lamson & Sessions
                                         Co. held of record by the undersigned
                                         on March 3, 1999 at the Annual Meeting
                                         of Shareholders to be held on April 23,
                                         1999 or any adjournment thereof.

   1. ELECTION OF CLASS III DIRECTORS:
      TO VOTE FOR ALL NOMINEES LISTED BELOW*  [ ]  TO WITHHOLD AUTHORITY  [ ]
                                                   for all nominees listed below

         A. Malachi Mixon, III, John C. Morley, John B. Schulze

       *To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.

       -------------------------------------------------------------------
    2. A proposal to approve an amendment to Lamson's Nonemployee
       Directors Stock Option Plan:

              FOR [ ]          AGAINST [ ]         ABSTAIN [ ]

    3. In their discretion, the persons named as proxies above are authorized to vote upon any other matter as may properly come before the Annual Meeting or any adjournment thereof.

                (Continued and to be signed on the other side)

-------------------------------------------------------------------------------

PROXY NO.            (proxy -- continued from other side)       NO. OF SHARES

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS.

           PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. When shares are held by joint tenants, both should sign. When
                                   signing as attorney, executor, administrator, trustee or guardian, please give full title or capacity. If a corporation, please sign in corporate name by authorized officer and give title. If a partnership, please sign in partnership name by authorized person.

                                                     DATED _______________, 1999

                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                    Second Signature if held
                                                             jointly

                                                   PLEASE MARK, SIGN, DATE AND
                                                   RETURN THIS PROXY PROMPTLY
                                                   USING THE ENCLOSED ENVELOPE